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                                                                   EXHIBIT 10.4

                               S.M.A. REAL TIME
                           AGREEMENT OF EMPLOYMENT


     THIS AGREEMENT is entered into this 1st day of April, 1999, by and between S.M.A. REALTIME ("Company"), a New York corporation, with offices at 100 Avenue of the Americas, New York, New York, and DAVID SATIN ("Employee"), whose address is 401 East 34th Street, New York, New York, 10016.

                                   RECITALS

 I. Company desires to employ Employee as its Executive Vice President, and Employee is willing to accept such employment by Company, on the terms and subject to the conditions set forth in this Agreement.

 II. Employee and Company recognize and acknowledge the importance to Company of protecting Company's rights with respect to its confidential and proprietary information and know-how as well as its business relationships and goodwill.

 III. In exchange for Employee's agreement to not reveal Company's confidential information, and to not compete with Company, all as more fully set forth in this Agreement, Company is willing to employ Employee and Employee is willing to accept employment upon all of the terms and conditions set forth in this Agreement as full and adequate consideration.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, Employee and Company intending to be legally bound, agree as follows:

     1. Employment. Company agrees to employ Employee as Executive Vice President, with such duties as are customary for such position. Employee shall perform these duties subject to the direction and supervision of the Board of Directors of the Company. Employee accepts such continued employment and agrees to devote his full time and skills to the conduct of Company's business, performing to the best of Employee's ability such duties as may be reasonably requested by Company. Employee agrees to serve Company diligently and faithfully so as to advance Company's best interests and agrees to not take any action in conflict with Company's interests.

     2. Term. The term of employment of Employee hereunder shall be five (5) years, commencing upon the closing of the Company's initial public offering of 2,000,000 shares of common stock. Thereafter, this agreement shall automatically be renewed for successive one (1) year periods unless terminated by either party upon ninety (90) days written notice prior to the expiration of the initial term or any renewal term.

     3.   Compensation.

          (a) Salary. In consideration of the services to be performed under this Agreement, Employee shall receive as compensation the sum of $250,000 annually. The salary will be paid in bi-

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weekly installments, from which shall be deducted all Federal, state and city withholding taxes and such other amounts as may be required by law or agreed upon between the parties.

               (i) Adjustment of base salary. The base salary of $250,000 to be paid to Employee during each year shall be increased by any increase in the cost of living determined in accordance with the formula set forth in subparagraph (ii).

               (ii) Cost of living increase in base salary. (a) As promptly as practicable at the end of each year during the original or extended term of this Agreement, the Company shall compute the increase, if any, in the cost of living, using as the basis of such computation "The United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers, all items New York-Northern N.J.-Long Island (1982-1984=100)," hereinafter called the Index. (b) The Index number in the column for New York, entitled "all items," for the month of January, 1999, shall be the "base Index number" (BIN) and the corresponding Index number for the month of January on each anniversary of this Agreement, or any extension thereof, shall be the "current Index number" (CIN). (c) The increase in the cost of living on each anniversary of this Agreement shall be determined by dividing the current Index number (CIN) by the base Index number (BIN), and subtracting the integer 1 from the quotient, in accordance with the following formula:

     Increase in cost of living =  CIN
                                   ---   -1 .
                                   BIN

(d) The percentage of increase in the cost of living, multiplied by $250,000, shall be the increase required to be determined by subparagraph (b) of this paragraph 3(a)(ii). Any portion of the increase retroactively due shall be payable within five working days after the computation hereunder has been made.
(e) Appropriate adjustment shall be promptly made in case there is a published amendment of the Index figures upon which the computation is based. (f) If publication of the Consumer Price Index is discontinued, the parties shall accept comparable statistics on the cost of living for the City of New York, as computed and published by an agency of the United States or by a responsible financial periodical of recognized authority to be selected by the parties.

          (b) Bonus/ Options. To be determined annually in the discretion of the Board of Directors.

          (c) Reimbursement for Expenses. Employee will receive reimbursement from the Company for expenses reasonably incurred by Employee on behalf of the Company.

     4.   Other Benefits During the Employment Period.

               (a) The Company will provide medical coverage for the Employee to the extent of medical coverage in effect for the Company's employees in accordance with its health plan (the benefits may change based upon a number of factors and no guarantee is made as to the extent of the benefits or that the medical plan at any time shall be the best coverage available), as well as all other benefits made available to executive employees of the Company, from time to time, at its discretion ("Benefits").

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               (b) The Company shall furnish Employee with such working
     facilities and other services as are suitable to Employee's position with the Company and adequate to the performance of his duties under this Agreement.

               (c) Employee shall be entitled to paid sick days, personal days and vacation periods in accordance with SMA's policy.

               (d) At the end of any term of this Agreement, should the Company choose not to renew or require the services of Employee, the Company will notify Employee in writing ninety (90) days prior to the end of the term of this Agreement. Employee shall receive a severance consideration equal to three
(3) months' salary.

     5. Termination. This Agreement is subject to termination prior to the expiration of its initial term or any extended term as follows:

               (a) Termination for Cause. Company and Employee agree that no additional salary or other benefits will be payable to the Employee by the Company and the employment relationship between the parties will terminate immediately following the occurrence of any one or more of the following events:

                         (i) Employee violates any material term or condition of this Agreement;

                         (ii) Employee commits a felony, gross misdemeanor or act of dishonesty or engages in a material violation of the established rules, regulations and policies of Company;

                         (iii) Employee engages in a general course of conduct of non-cooperation, disorganization, gross negligence or other gross misconduct adversely affecting the welfare, continuity or future of Company's business.

               (b) Death or Disability. If Employee should die or become totally and permanently disabled during the term of employment, the parties agree that the employment relationship and this Agreement will terminate automatically. "Total disability" means the continuous inability of Employee, resulting from disease or injury, to perform substantially all the services pertaining to his employment under this Agreement. Such total disability will be deemed "permanent" if Employee has not recovered and returned to render the full services of his employment hereunder within six (6) months of becoming totally disabled.

     6. Confidential Information/Trade Secrets. Employee acknowledges that during the course and as a result of his employment, Employee may receive or otherwise have access to, or contribute to the production of, Confidential Information or Trade Secrets. Confidential Information or Trade Secrets means information that is proprietary to or in the unique knowledge of Company (including information discovered or developed in whole or in part by Employee); or information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to

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maintain its secrecy. In particular, Employee agrees that this information includes among other things, procedures, manuals, confidential reports, lists of clients, customers, suppliers, or products, and information concerning the prices of charges paid by the Company's customers to the Company, or by the Company to its suppliers.

     Employee further acknowledges and appreciates that any Confidential Information or Trade Secrets constitutes a valuable asset of Company and that Company intends any such information to remain secret and confidential. Employee therefore specifically agrees that except to the extent required by Employee's duties to Company, Employee shall never, either during employment with Company or at any time thereafter, directly or indirectly use, discuss or disclose any Confidential Information or Trade Secrets of Company or otherwise use such information to his own or a third party's benefit.

     7. Return of Property. Employee agrees that upon the termination of his employment with Company that he will immediately return to Company the originals and all copies of any and all documents (including computer data, disks, programs, or printouts) that contain any customer information, financial information, product information, or other information that in any way relates to Company, its products or services, its clients, its suppliers, or other aspects of its business. Employee further agrees to not retain any summary of such information.

     8. Non-competition. Employee understands and agrees that, in addition to Employee's above-described exposure to Company's Confidential Information or Trade Secrets, Employee may, in his capacity as an employee, at times meet with Company's customers and/or suppliers on behalf of Company, and that as a consequence of using or associating himself with Company's name, goodwill, and professional reputation, Employee's employment will place him in a position where Employee can further develop personal and professional relationships with Company's current and prospective customers and/or suppliers. Employee further acknowledges that during the course and as a result of his employment Employee may be provided certain specialized training or know-how. Employee understands and agrees that this goodwill and reputation, as well as Employee's knowledge of Confidential Information or Trade Secrets and specialized training and know-how, could be used unfairly in competition against Company.

     Accordingly, Employee agrees that, during the course of Employee's employment with Company and for twelve (12) months from the date of Employee's voluntary termination of employment, involuntary termination of employment, or the termination of this Agreement at the end of its initial term or any renewal term, Employee shall not:

               (a) Directly or indirectly, individually or collectively in conjunction with others, engage in competition with the Company or any of its subsidiaries.

               (b) Cause or attempt to cause any existing or prospective customer, client, or account who then has a relationship with the Company or any of its subsidiaries, for current or prospective business, to divert, terminate, limit or in any manner modify, or fail to enter into any actual or potential business relationship with Company or any of its subsidiaries.

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               (c) Directly or indirectly solicit, employ or conspire with others to employ any of Company's or Company's subsidiary's employees or subcontractors. The term "employ" for purposes of this paragraph means to enter into an arrangement for services as a full-time or part-time employee, independent contractor, agent or otherwise.

     Employee further agrees during the above-stated twelve (12) month period to inform any new employer or other person or entity with whom Employee enters into a business relationship, before accepting employment or entering into a business relationship, of the existence of this Agreement and give such employer, person or other entity a copy of this Paragraph 8, Non-competition.

     9. Consideration. Employee and Company agree that the provisions of this Agreement are reasonable and necessary for the protection of Company.

     10. Remedies for Breach. Employee acknowledges that breach by him of the provisions of this Agreement will cause Company irreparable harm that cannot be fully remedied by monetary damages. Accordingly, Employee agrees that Company shall, in addition to any relief afforded by law, be entitled to injunctive relief. Employee agrees that both damages at law and injunctive relief shall be proper modes of relief and are not to be considered alternative remedies. Employee further agrees that Company shall be entitled to recover costs of litigation and reasonable attorney fees incurred in enforcing this Agreement.

     11. General Provisions. Employee and Company acknowledge and agree as follows:

               (a) This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions, or representations, oral or written, express or implied, with regard to such matters. This Agreement supersedes and replaces any prior agreement between the parties generally relating to the same subject matter.

               (b) This Agreement may be amended or modified only by a writing signed by both parties.

               (c) Waiver by either Company or Employee of a breach of any provision, term or condition hereof shall not be deemed or construed as a further or continuing waiver thereof or a waiver of any breach of any other provision, term or condition of this Agreement.

               (d) The rights and obligations of Company hereunder may be transferred or assigned to any successor, representative or assign of Company. The term "Company" as used herein is intended to include S.M.A. Real Time, Inc., its successors, affiliates, or assigns, if any. No assignment of this Agreement shall be made by Employee, and any purported assignment shall be null and void.

               (e) Except as set forth herein, Employee's obligations under paragraphs 6, 7 and 8 of this Agreement shall survive any change in Employee's employment status with

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     Company, by promotion or otherwise, or the termination of Employee's employment with Company.

               (f) If any Court finds any provision or part of this Agreement to be unreasonable, in whole or in part, such provision shall be deemed and construed to be reduced to the maximum duration, scope or subject matter allowable under applicable law. Any invalidation of any provision or part of this Agreement will not invalidate any other part of this Agreement.

               (g) This Agreement will be construed and enforced in accordance with the laws and legal principles of the State of New York.

               (h) This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

               (i) Any dispute under this Agreement shall be determined by arbitration. Each party shall appoint one arbitrator and notify the other of such appointment within ten days after written request from the other. If the party so requested fails to appoint an arbitrator, the party making the request shall be entitled to designate two arbitrators. The two arbitrators shall select a third. The written decision of a majority of the arbitrators shall be binding upon the Company and Employee and enforceable at law. The arbitrators shall, by majority vote, determine the place for hearing, the rules of procedure, and allocation of the expenses of the arbitration.

               (j) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives, and assigns.

     This Agreement is intended to be a legally binding document fully enforceable in accordance with its terms.


                         S.M.A. REAL TIME, INC.

                         /s/ illegible
                         ----------------------------------
                         By:

                         /s/ David Satin
                         ----------------------------------
                         DAVID SATIN


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